UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): September 9, 2003
				INVISA, INC.
(Exact name of registrant as specified in its charter)
Nevada          000-50081	   65-1005398
(State or other   (Commission            (IRS Employer
 jurisdiction     File Number)         Identification No.)
of Incorporation)

4400 Independence Court, Sarasota, Florida  34234
(Address of principal executive offices)        (Zip Code)
Registrants telephone number, including area code 941-355-9361
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE
In September 2003, the Company expanded its relationship with
GM Capital Partners, Ltd. GM. In its extended role, GM has been named as the Company s exclusive placement agent and financial consultant. On September 9, 2003, GM and the Company entered into an exclusive 12-month Engagement Agreement, pursuant to which
GM will provide the Company with management consulting, financial advisory, and investor relations services. As part of GMs compensation for services rendered, it shall be paid a monthly cash fee of $5,000, plus expenses. GM will also receive a success fee in the form of a cash payment in the amount of 10% of gross proceeds of any private financing obtained by the Company, including any form of equity, convertible debt, debt with warrants, debt with equity incentives to a lender or any other form of equity, debt or guarantees obtained by or invested in Invisa, payable upon closing or Invisa s receipt of funds, whichever occurs earlier. GM will adjust its success fee in the event any such financing is brought by a third party. The total aggregate combined compensation payable to GM and all third parties will not exceed 12% of the gross proceeds of the financing. The Engagement Agreement and a Press Release dated
September 15, 2003 regarding this matter are attached hereto as Exhibits. The foregoing summary is qualified in its entirety by reference to the full text of the Engagement Agreement, which is attached hereto as Exhibit 10.78.
On September 15, 2003, Samuel S. Duffey resigned as a
director and as non-executive chairman of Invisa, Inc.
 as part of his announced retirement plan. Mr. Duffey
resigned in order to pursue business and personal interests
 and to spend more time with his family. Mr. Duffeys
resignation was not because of a disagreement with
Invisa, Inc. or any matter relating to Invisa, Inc.s
operations, policies or practices. Mr. Duffey s resignation
letter and a Press Release regarding this matter are attached hereto as Exhibits.
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
10.78 Engagement Agreement dated September 9, 2003
 between GM Capital Partners, Ltd. and Invisa, Inc.
99.1 	September 15, 2003 Press Release entitled Invisa Expands
Relationship with G.M. Capital Partners - G.M. Capital Named
Exclusive Placement Agent and Financial Consultant.
99.2 	Resignation Letter of Samuel S. Duffey dated September 15, 2003.
99.3 	Press Release entitled Invisa Announces Retirement of Director.
SIGNATURES
Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
	INVISA, INC.


Date: September 16, 2003			By: 		/s/ Stephen A. Michael
	Stephen A. Michael
	President